                                                                 Exhibit 10.6

                                ESCROW AGREEMENT
                                ----------------

     ESCROW AGREEMENT, dated ____ __, 1997, among CAREY INTERNATIONAL, INC., a Delaware corporation ("Carey"), Michael Hemlock ("MH"), Alfred J. Hemlock ("AJH") and Lupe C. Hemlock ("LCH"); MH, AJH and LCH are sometimes referred to collectively as the "Sellers"), and [_________], a New York corporation, as escrow agent (the "Escrow Agent").

     1.   Agreement and Plan of Merger; Stock Purchase Agreement.  This
          ------------------------------------------------------
Escrow Agreement is made in connection with the Agreement and Plan of Merger, dated as of March 1, 1997 (the "Merger Agreement"), among Carey, Manhattan International Limousine Network Ltd. ("MILN"), MILN Acquisition Corporation ("Acquisition") and MH, pursuant to which Acquisition is to be merged into MILN, with the result that MILN will survive the Merger and become a wholly-owned subsidiary of Carey (the "Merger"), and the shares of Common Stock, par value $.01 per share, of MILN outstanding immediately prior to the Effective Date (as defined in the Merger Agreement) of the Merger will be converted into the Merger Consideration (as defined in the Merger Agreement), which includes, without limitation, the right to receive the number of whole shares of Common Stock, par value $.01 per share, of Carey determined by dividing

$2,400,000 million by the IPO Price (as defined in the Merger Agreement)(the "Carey Aggregate Shares") and $380,000 principal value of Carey's Promissory Note (the "Carey-MILN Note"), in addition to a $60,000 cash deposit delivered to MH upon the execution of the Merger Agreement, and (ii) the Stock Purchase Agreement, dated as of March 1, 1997 (the "Stock Purchase Agreement"), among Carey, AJH and LCH, pursuant to which Carey is purchasing all of the issued and outstanding shares of International Limousine Network Ltd. for consideration consisting of $6,760,000 in cash and $4,360,000 principal amount of Carey's Promissory Note (the "Carey-ILN Note"), in addition to a $240,000 cash deposit delivered to AJH and LCH upon execution of the Stock Purchase Agreement.

     2.   Purpose.  This Escrow Agreement is entered into in accordance with the
          -------
provisions of the Merger Agreement and the Stock Purchase Agreement to meet Carey's requirements for indemnification thereunder.

     3.   Escrow Agent.  The Escrow Agent accepts appointment hereunder and
          ------------
agrees to hold in escrow the Escrow Deposit (as such term is defined in Section
4) in accordance with the terms of this Escrow Agreement.

     4.   Escrow Deposit.
          --------------

          4.1.  On the Closing Date.  In accordance with the
                -------------------

                                       2
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provisions of the Merger Agreement and the Stock Purchase Agreement, Carey will deliver to the Escrow Agent on the date of the closing thereunder (the "Closing Date") the number of Carey Aggregate Shares equal to $2 million divided by the IPO Price (the "Carey Shares") (registered in the name of the Escrow Agent) and $3 million in principal amount of the Carey-ILN Note (payable to the Escrow Agent as escrow agent), provided that (i) in the event that Carey does not issue the Carey-ILN Note, electing to pay such amount of the consideration in cash, Carey will deliver to the Escrow Agent on the Closing Date next day funds payable to the Escrow Agent, as escrow agent, in the amount of $3 million and
(ii) in the event that Carey does not issue the Carey Shares, electing to pay such consideration in a promissory note in the principal amount of $2 million (the "Replacement Note") or an equal amount of cash, Carey will deliver to the Escrow Agent on the Closing Date such Replacement Note or a next day funds payable to the Escrow Agent, as escrow agent, in such amount; provided, that if,
                                                              --------
pursuant to the Stock Purchase Agreement, Carey is required to deliver the cash consideration thereunder payable at the Closing thereunder by wire transfer, the cash payments set forth in this Section 4.1 shall be made by wire transfer of funds to the account designated by the Escrow Agent.

          4.2.  Additions to the Escrow Deposit.  Section 9 contemplates
                -------------------------------
that, if the Carey Shares are not sold prior to the first anniversary of the Closing Date, they will continue to


                                       3
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be held in escrow hereunder. It is the intention of the parties that the amount held in escrow during the second year after the Closing Date not be affected by the market price of the Carey Shares. Accordingly, on the first anniversary of the date hereof and every three months thereafter, so long as the Escrow Agent continues to hold the Escrow Deposit hereunder, the Escrow Agent will calculate the value of the Carey Shares held in escrow based on the latest available closing price thereof (ignoring whether resale of the Carey Shares is restricted by contract or under the securities laws). If such value is less than the value of the Carey Shares held in escrow valued at the IPO Price of $________ per share (the amount of such difference, the "Deficiency"), MH will deposit with the Escrow Agent, to be held as a portion of the Escrow Deposit hereunder, such number of Carey Shares, valued at such market price, as shall be equal in value to the Deficiency or cash in the amount of the Deficiency. If such value is more than the value of the Carey Shares then held in escrow valued at the IPO Price (the amount of such difference, the "Surplus"), the Escrow Agent will distribute to MH such number of Carey Shares, valued at such market price, as shall be equal in value to the Surplus.

          4.3.  Allocation of Escrow Deposit.  The Carey Shares and the
          ----------------------------------
Carey-ILN Note, or their respective equivalents as described in Section 4.1 (the "Escrow Deposit") shall be allocated as follows:

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

          (a) To MH, the Carey Shares, or if they are sold, the amount of cash proceeds from such sale held hereunder or the Replacement Note (or cash in lieu thereof).

          (b) To AJH, $1.5 million in principal amount of the Carey-ILN Note or an equal amount of cash if the Carey-ILN Note is not issued or is paid off.

          (c) To LCH, $1.5 million in principal amount of the Carey-ILN Note or an equal amount of cash if the Carey-ILN Note is not issued or is paid off.

Any earnings thereon shall be allocated, (a) if from the Carey Shares, the Replacement Note or the proceeds thereof, to MH; and (b) if from the Carey-ILN Note or cash received in lieu thereof or on payment thereof, to each of AJH and LCH in proportion to their respective interests as shown above.

     5.   Seller Representative.
          ---------------------

          5.1.  Designation.  MH, AJH and LCH have designated AJH to act as the
                -----------
representative of the Sellers hereunder (the "Seller Representative").

          5.2.  Replacement.  In the event of the death, resignation or
                -----------
incapacity of AJH as Seller Representative, the Sellers or their heirs, administrators, executors and assigns having a majority in interest at the time in the Escrow Deposit will designate another person (who need not be one of the

Sellers) as Seller Representative.

          5.3.  Power to Act.  AJH, as Seller Representative, and any successor
                ------------
Seller Representative shall have the powers and duties set forth in this Escrow Agreement including the power to give all instructions and make all decisions hereunder on behalf of the Sellers.

     6.   Investment of Escrow Deposit.
          ----------------------------

          6.1.  Investments.  The Escrow Agent will hold (i) the Carey Shares
                -----------
until sold at the direction of the Seller Representative or released in accordance with the provisions hereof and (ii) the Carey-ILN Note and Replacement Note until the principal thereof is paid or the Carey-ILN Note and Replacement Note or the proceeds thereof are released pursuant to the provisions hereof. With respect to any amount of the Escrow Deposit that is comprised of cash (whether because Carey elects to deliver cash instead of the Carey-ILN Note or Replacement Note, payment of the principal of the Carey-ILN Note or Replacement Note or sale of the Carey Shares), the Escrow Agent will, at the direction of the Seller Representative, invest and reinvest the Escrow Deposit and the income therefrom in any of the following: (a) readily marketable direct obligations of the United States or readily marketable obligations for which the full faith and credit of the United States are pledged to provide for the payment of the principal thereof and interest thereon and which, in each case, by their terms mature less than one year from the date of acquisition thereof, (b) certificates of deposit or bankers' acceptances of any commercial bank organized and existing under the laws of the United States or any State thereof or the District of Columbia having a capital and surplus aggregating not less than $500,000,000 (which commercial bank may be the Escrow Agent) which by their terms mature less than one year from the date of acquisition thereof, (c) commercial paper maturing no more than 270 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.,
(d) repurchase agreements of commercial banks meeting the qualifications set forth in subdivision (c) above in respect of the obligations of the types described in subdivisions (a), (b) or (c) above and obligating such commercial banks to repurchase such obligations not later than 90 days after the purchase thereof or (e) such other obligations, certificates of deposit, bankers' acceptances, commercial paper, repurchase agreements or other instruments as the Seller Representative may select and Carey may in its sole discretion approve (such obligations, certificates of deposit, bankers' acceptances, commercial paper, repurchase agreements and other instruments in which investments shall have been made pursuant to subdivisions (a) through (d), (together with the Carey Shares, the Carey-ILN Note and the Replacement Note, "Investments").

          6.2.  Sales of Investments.  The Escrow Agent shall sell Investments
                --------------------
(other than the Carey-ILN Note and the Replacement Note), (a) if requested by the Seller Representative or (b) upon receipt of a written request from Carey but, in the case of such a request from Carey, only to the extent that funds are required to make payments pursuant to Sections 7.2, and 7.3. The Escrow Agent shall not be responsible for any loss due to fluctuating market rates or the value of the Carey Shares.

          6.3.  Reports.  The Escrow Agent shall deliver to Carey and the Seller
                -------
Representative, as promptly as practicable after the end of each calendar year and in any case prior to February 28th of the following calendar year, a statement setting forth the Investments and other property or funds held hereunder as of, and the income collected from all Investments during the 12-month period ending December 31st of such year.

          6.4.  Carey Shares.  The Escrow Agent will forward to the Seller
                ------------
Representative all annual and quarterly reports, proxy statements and other documents it may receive with respect to the Carey Shares and will vote the Carey Shares, with respect to any matters as to which the shareholders of Carey are entitled to vote, in accordance with such instructions as it may receive from the Seller Representative. Absent such instructions, the Escrow Agent shall not vote the Carey Shares.

     7.   Claims.
          ------

          7.1.  Request for Payment.  In the event that Carey shall claim
                -------------------
indemnification under Section 6 of the Merger Agreement or Section 6 of the Stock Purchase Agreement for Damages (as such term is defined therein), Carey shall give notice (a "Request for Payment") thereof to the Escrow Agent and the Seller Representative, setting forth (a) a brief description of the nature of and basis for such claim, (b) whether such Damages are consequent to a Third-Party Claim (as such term is defined in Section 6.3 of the Merger Agreement and Section 6.3 of the Stock Purchase Agreement) and if so, identifying such Third-Party Claim, (c) the amount of the Damages, (d) any applicable reduction of the indemnification payable with respect to such Damages pursuant to the provisions of Section 6 of the Merger Agreement or Section 6 of the Stock Purchase Agreement (if such reduction is known to Carey at the time of the Request for Payment) and (e) the net amount (the "Net Claim") for which indemnification is claimed (if different than the amount of the Damages) and identifying whether the claim is made under the Merger Agreement, the Stock Purchase Agreement or both. No payment to Carey under this Escrow Agreement shall be made with respect to any Request for Payment received after the second anniversary of the Closing Date unless such Request for Payment states that the Damages for which indemnification is claimed is consequent to a Third-Party Claim and that Carey delivered timely initial written notice of such Third-Party Claim to the Seller Representative pursuant to the provisions of Sections 6.2(a) and

6.3 of the Merger Agreement or Section 6.2(a) and 6.3 of the Stock Purchase Agreement. Carey may amend a Request for Payment so as to increase or decrease the amount of the Net Claim but unless such Request for Payment is for Damages consequent to a Third-Party Claim, any such amendment must be delivered by Carey to the Escrow Agent and the Seller Representative prior to the second anniversary at the Closing Date.

          7.2.  Payment of Claims.  The Escrow Agent will transfer to Carey out
                -----------------
of the principal of the Escrow Deposit the amount of the Net Claim stated in any Request for Payment (or, in the case of a Net Claim stated in an amended Request for Payment, the amount of the Net Claim less any amount previously transferred to Carey with respect thereto) 10 business days after delivery thereof unless the Seller Representative shall have delivered a notice of objection (a "Notice of Objection") to Carey and the Escrow Agent, stating the amount, if any, of the Net Claim that the Sellers do not contest; provided, however, that the Escrow
                                           --------  -------
Agent shall pay Carey any amount of the Net Claim which the Seller Representative does not contest in its Notice of Objection. Upon receipt of a Notice of Objection to a Request for Payment or amended Request for Payment, the Escrow Agent will make no distribution to Carey with respect to the contested amount of the Net Claim until it has received either (i) a certificate executed by Carey and the Seller Representative setting forth the amount of the Net Claim as agreed to by Carey and the Seller Representative or (ii) if the issue has been submitted to arbitration pursuant to Section 10, a copy of the arbitral award delivered by the American Arbitration Association ("AAA") in accordance with Section 10 setting forth a finding as to the amount of the Net Claim, whereupon the Escrow Agent will promptly transfer to Carey the amount of the Net Claim stated in such award, less any prior distribution of the uncontested portion thereof. If, after payment of the Net Claim stated in a Request for Payment, Carey files an amended Request for Payment reducing the amount of the Net Claim, Carey will refund to the Escrow Agent the excess of the amount received over such Net Claim (as so amended), together with interest from the date it received such excess through the date of refund at the rate of eight percent per annum and the Escrow Agent will credit such refund to the principal of the Escrow Deposit and such interest shall be paid to the Seller Representative who shall allocate it among the Sellers. If a Notice of Objection to payment of a Net Claim stated in any Request for Payment results in a delay in the payment made by the Escrow Agent to Carey and if the Notice of Objection does not lead to a reduction in the amount paid to Carey from that stated in the Request for Payment or a reduction of less than fifty percent in the amount contested in the Notice of Objection, the Escrow Agent will also pay Carey from the principal of the Escrow Deposit, interest at the rate of eight percent per annum from the date payment would have been made absent such Notice of Objection. If the Notice of Objection leads to a reduction of fifty percent or more in the amount paid to Carey from that the amount contested in the Notice of Objection, the Escrow Agent will pay Carey interest from the date payment would have been made absent such Notice of Objection at a rate equal to the average rate of income received on the Escrow Deposit as a whole during such period.

          7.3.  Allocation of Indemnification Payments.  Any payment made
                --------------------------------------
pursuant to Section 7.1 shall be made first from any principal cash included in the Escrow Deposit, next from the principal balance of the Carey-ILN Note and Replacement Note (and Carey agrees to issue a new Carey-ILN Note and Replacement
Note in the principal amount of such prior principal balance, less any such payment allocated to the Carey-ILN Note and Replacement Note) and finally from the Carey Shares, valuing such shares at the latest available closing price thereof (disregarding for this purpose whether the Carey Shares may be sold freely or are subject to restrictions on resale whether under the Merger Agreement, the agreements contemplated thereby, or by law) on the business day immediately prior to the date payment is made. To the extent that indemnification payments are made from the Carey Shares, Carey may direct the Escrow Agent to make such payments either (i) in Carey Shares or (ii) in cash proceeds from the sale of Carey Shares.

          8.  Distributions of Income.  As promptly as
              -----------------------
practicable after the end of each calendar month, the Escrow Agent shall distribute to (a) to MH any dividends received on the Carey Shares and any income from Investments made with the proceeds of the Carey Shares and (b) to AJH and LCH, in proportion to their interests as stated in Section 4.2, any interest payments received on the Carey-ILN Note or on any Investments made from cash received in lieu of or upon payment of the Carey-ILN Note.

          9.   Distributions of Principal.  (a) This Escrow Agreement
               --------------------------
contemplates that, subject to the provisions of Section 7, the principal balance of the Escrow Deposit be distributed to MH, AJH and LCH as follows:

          (i) If Carey Shares are sold before the first anniversary of the date hereof, any proceeds of such sale exceeding the Adjusted First Year Minimum Escrow Balance (as determined on the date of such sale) will be distributed to MH. "Adjusted First Year Minimum Escrow Balance" means, with respect to the Escrow Deposit an aggregate principal balance or fair market value, as the case may be, of $5 million, less any amounts paid to Carey before the first anniversary of the date hereof.

         (ii) On the first anniversary of the date hereof, the principal balance of the Carey-ILN Note will be delivered to AJH and LCH in proportion to their interests as stated in Section 4.2.

         (iii) If Carey Shares are sold between the first and second anniversaries of the date hereof, any proceeds of such sale exceeding the Adjusted Second Year Escrow Balance (as determined on the date of such sale) will be distributed to MH. "Adjusted Second Year Minimum Escrow Balance" means, with respect to the Escrow Deposit, an aggregate principal balance or fair market value, as the case may be, of $2 million, less any amounts paid to Carey before the second anniversary of the date hereof.

          (iv) On the second anniversary of the date hereof, the remaining principal balance of the Escrow Deposit will be distributed to MH.

The distributions contemplated by subdivisions (a)(ii) and (a)(iv) shall be made by the Escrow Agent on the dates shown above, less any amount as to which Carey shall notify the Escrow Agent is required to satisfy any pending claims for Damages ("Pending Claims"), the amount of which has not been finally determined as of the date of such scheduled distribution (the "Retention Amount"). Any distributions pursuant to subdivision (a)(i) and (a)(iii) above shall be made by the Escrow Agent immediately upon receipt of the funds from the sale of the Carey Shares. If Carey believes that a Retention Amount should be retained to satisfy Pending Claims, it shall deliver to the Escrow Agent and the Seller Representative a notice thereof (the

"Retention Notice"), stating the Retention Amount Carey believes should be retained. If the Escrow Agent shall not have received a Retention Notice prior to the scheduled date of such distribution, it shall promptly make the distribution in accordance with the provisions hereof. If the Escrow Agent shall have received a Retention Notice from Carey, the Escrow Agent will deduct from the distribution otherwise to be made hereunder the Retention Amount set forth in the Retention Notice of Carey.
  If the Seller Representative does not agree with the Retention Amount stated in the Retention Notice of Carey, he shall, within 10 business days of delivery of the Retention Notice of Carey, deliver a Notice of Objection thereto to Carey and the Escrow Agent, but the Escrow Agent shall continue to hold the Retention Amount stated in such Retention Notice. Upon receipt of a written agreement executed by Carey and the Seller Representative as to the Retention Amount to be thus retained or, if Carey and the Seller Representative are unable to reach such agreement and the issue is submitted to arbitration pursuant to Section 10, upon receipt of a copy of the arbitral award adjudicating such issue delivered by AAA in accordance with Section 10, the Escrow Agent will deduct from the distribution otherwise to be made hereunder the Retention Amount determined in accordance with such agreement or award. Any amount not so distributed shall continue to be held by the Escrow Agent and be subject to the provisions of this Escrow Agreement. The amount of the principal of the Escrow Deposit retained subsequent to when it would have otherwise been distributed pursuant to the provisions of this Section 9 may be reduced as Pending Claims are satisfied or otherwise extinguished and either Carey or the Seller Representative, by notice delivered to the other and to the Escrow Agent, may from time to time direct the Escrow Agent to distribute to the appropriate Seller any part or all of such retained principal, which the Escrow Agent will do unless it receives within 10 business days of delivery of such direction a Notice of Objection to such direction, in which case it will refrain from making such a distribution until it has received an agreement executed by Carey and the Seller Representative as to the amount to be so distributed or, if Carey and the Seller Representative are unable to reach such agreement and the issue has been submitted to arbitration pursuant to Section 10, a copy of the arbitral award delivered by AAA in accordance with Section 10 stating the amount to be so distributed certified or otherwise identified to the satisfaction of the Escrow Agent. The Escrow Agent may, at any time after the second anniversary of the Closing Date, request Carey and the Seller Representative to give it instructions as to the disposition of the principal of the Escrow Deposit and unless directed in writing by either Carey or the Seller Representative to continue to hold such principal pursuant to the terms of this Escrow Agreement, shall distribute the remaining principal in accordance with the provisions of this Section 9.

          10.  Arbitration.  Any dispute arising under or relating to this
               -----------
Escrow Agreement, including without limitation the resolution of any issues raised by any Notice of Objection delivered pursuant to the provisions of this Escrow Agreement, shall be finally settled by arbitration conducted expeditiously in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in New York, New York before a single arbitrator unless the amount in controversy exceeds $500,000, in which case Carey or the Seller Representative may require that the arbitration be held before three arbitrators. The arbitration shall begin within ninety (90) days of the initiating party's notice of its intent to arbitrate unless the parties agree in writing to an extension. The fees and expenses of the arbitration shall be borne equally by Carey and the Sellers. All other costs and expenses incurred in connection with the arbitration (including fees and expenses of counsel) shall be borne by the party incurring such expenses. The award shall be issued within thirty (30) days after the conclusion of the arbitration proceedings. The award shall be in writing, and shall be delivered promptly (i) by the arbitrator to AAA and (ii) by AAA simultaneously to Carey, the Seller Representative and the Escrow Agent.

          11.  Responsibilities of Escrow Agent.  The Escrow Agent's acceptance
               --------------------------------
of its duties under this agreement is subject to the following terms and conditions which the parties hereto agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

          (1) Anything herein contained to the contrary notwithstanding, the Escrow Agent shall not be obligated to take any action which might in its reasonable judgment involve it in any expense or liability unless furnished with reasonable indemnity.

          (2) In making any payment or taking any other action hereunder, the Escrow Agent may rely and shall be protected in acting or refraining from acting upon any certificate, opinion, consent or other document believed by it to be genuine and to have been executed or presented by the proper party or parties. The Escrow Agent may perform any of the duties provided for herein either directly or through agents or attorneys and be protected from any liability in acting, in the absence of bad faith, upon the advice of attorneys and accountants.

          (3) The Escrow Agent shall not be liable for any action taken in accordance with instructions, requests or directions it is required to follow under any provision of this Escrow Agreement or otherwise authorized or within the rights and powers conferred upon it by this Escrow Agreement, except that nothing contained herein shall relieve the Escrow Agent from liability for its own negligence or wilful misconduct.

          (4) The Escrow Agent undertakes to perform such duties and only such duties as are specifically set forth in this Escrow Agreement and no implied covenants or obligations shall be read into this Escrow Agreement, or the Merger Agreement or the Stock Purchase Agreement against the Escrow Agent, nor shall the Escrow Agent have any responsibility to inquire into the validity or enforceability of any agreement made or entered into in connection with this Escrow Agreement including but not limited to the Merger Agreement and the Stock Purchase Agreement.

          (5) Carey and the Sellers hereby agree, jointly and severally, to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or reasonable out of pocket expense incurred without negligence or bad faith on the part of the Escrow Agent, arising out of or in connection with its entering into this Escrow Agreement and carrying out its duties hereunder, including the cost and expenses of defending itself against any claim of liability.

          (6) Moneys received by the Escrow Agent hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law in the general banking department of the Escrow Agent, and the Escrow Agent shall not be liable for any interest thereon.

          (7) The Escrow Agent makes no representation as to and has no responsibility for the validity or sufficiency of this Escrow Agreement, except that the Escrow Agent represents and warrants that its acceptance of its duties hereunder has been duly and validly authorized by all necessary corporate or other action and that this Escrow Agreement is valid and binding in respect of the Escrow Agent in accordance with its terms.

     12.  Resignation of Escrow Agent; Appointment of Successor.  The
          -----------------------------------------------------
Escrow Agent acting at any time hereunder may resign at any time by giving thirty days' prior written notice of resignation to Carey and the Seller Representative, such resignation to be effective on the date specified in such notice. The resigning Escrow Agent may appoint by written instrument delivered to such successor Escrow Agent, Carey and the Seller Representative, or failing such appointment, Carey and the Seller Representative shall appoint, a bank or trust company with a combined capital and surplus of at least $500,000,000 as successor Escrow Agent, whereupon such successor Escrow Agent shall succeed to all the rights and obligations of the retiring Escrow Agent as of the effective date of resignation as if originally named herein and the retiring Escrow Agent shall duly transfer and deliver the Escrow Deposit and other property at the time held by the retiring Escrow Agent, provided that if no successor Escrow
                                        --------
Agent shall have been appointed on the effective date of resignation of the resigning Escrow Agent hereunder, the resigning Escrow Agent may pay the Escrow Deposit into a court of competent jurisdiction.

     13.  Fees and Expenses of Escrow Agent.  Carey and the Seller
          ---------------------------------
Representative hereby agree to pay the Escrow Agent reasonable compensation for the services to be rendered hereunder and to reimburse the Escrow Agent upon request for all expenses, disbursements, and advances, including reasonable attorneys' fees, incurred or made by it in connection with carrying out its duties hereunder. Carey will pay one-half of such fee and expenses. At the direction of the Seller Representative, the Escrow Agent shall pay such compensation, expenses, reimbursements and advances, or reimburse the Seller Representative for his prior payment thereof, from the income or the principal of the Escrow Deposit.

     14.  Notices.  All notices and other communications hereunder shall be
          -------
in writing and shall be delivered or mailed by first-class registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          (a)  if to Carey, at:

               Carey International, Inc.
               4530 Wisconsin Avenue N.W.
               Washington, D.C.  20016

                   Attention:  Vincent A. Wolfington
                               Chairman and Chief Executive
                                 Officer


                   with a copy to:


                   Nutter, McClennen & Fish, LLP
                   One International Place
                   Boston, Massachusetts 02110-2699
                   Attention:  James E. Dawson, Esq.

or at such other address as Carey shall have furnished the Seller Representative and the Escrow Agent in writing;

          (b)      if to the Seller Representative, to

                   Mr. Alfred J. Hemlock
                   200 Central Park South
                   New York, New York  10020


                   with a copy to:


                   Patterson, Belknap, Webb & Tyler LLP
                   1133 Avenue of the Americas
                   New York, New York  10036
                   Attention:  Alan Gettner, Esq.


or at such other address as the Seller Representative shall have furnished Carey and the Escrow Agent in writing; or


          (c)      if to the Escrow Agent, to:

                   -------------------


or at such other address as the Escrow Agent shall have furnished Carey and the Seller Representative in writing.

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

     15.  Governing Law.  This Escrow Agreement shall be construed in
          -------------
accordance with and governed by the laws of the State of New York.

     16.  Miscellaneous.  This Escrow Agreement may be amended only by an
          -------------
instrument in writing signed by Carey, the Escrow Agent and the Seller Representative. This Escrow Agreement may be waived, discharged or terminated only by an instrument in writing signed by the Escrow Agent and the party against which such change, waiver, discharge or termination is sought. This Escrow Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The headings in this Escrow Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Escrow Agreement may be executed in several counterparts, each of which is an original but all of which together shall constitute one instrument.


          IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first above written.

                                    CAREY INTERNATIONAL, INC.



                                    By:
                                       -------------------------
                                       Title:


                                    ----------------------------

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

                                       Michael Hemlock



                                       ----------------------------
                                       Alfred J. Hemlock



                                       -----------------------------
                                       Lupe C. Hemlock


                                                        , as Escrow
                                       -----------------  Agent



                                       By:
                                          -------------------------
                                          Title:

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